As filed with the Securities and Exchange Commission on September 5, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLAGSTONE REINSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0481623 (I.R.S. Employer Identification No.)

Crawford House
23 Church Street
Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)

Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended
Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan
(Full title of the plans)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9331
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Ronald Cami
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common shares, par value $.01 each	5,600,000 shares	(1)	$12.35(3)	$69,160,000	(3)	$2,717.99
Common shares, par value $.01 each	400,000 shares	(2)	$12.35(3)	$4,940,000	(3)	$194.14
TOTAL	6,000,000 shares	(1)(2)	$12.35(3)	$74,100,000	(3)	$2,912.13
(1)
Represents the authorized number of additional common shares reserved for issuance under the Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended (the “PSU Plan”).  In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the PSU Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)
Represents the estimated maximum number of additional common shares that may be issued or reserved for issuance through December 31, 2008 under the Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “RSU Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the RSU Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(3)
Calculated pursuant to Rule 457 (c) and (h) upon the basis of the average of the high and low prices ($12.43 and $12.26) of a common share as reported by the New York Stock Exchange composite transactions on September 4, 2008.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed solely for the registration of additional shares of common stock of Flagstone Reinsurance Holdings Limited (the “Registrant”) for issuance pursuant to awards granted under the PSU Plan and the RSU Plan (together, the “Plans”), copies of which are filed as exhibits to this Registration Statement.  The PSU Plan was amended and restated on May 16, 2008 to increase the number of Performance Share Units that may be granted under the PSU Plan from 2,800,000 to 5,600,000, and to increase the maximum number of common shares issuable under the PSU Plan from 5,600,000 to 11,200,000.

Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plans (Registration No. 333-146425) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, filed with the U.S. Securities and Exchange Commission by the Registrant, are incorporated by reference into this Registration Statement:

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008; and

●
the description of the Registrant’s common shares which appears in its Registration Statement on Form 8-A dated March 14, 2007 for the registration of the common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.		Exhibits.

Exhibit Number		Description

5.1	-	Opinion of Attride-Stirling & Woloniecki

10.1	-
Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008)

10.2	-	Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan

23.1	-	Consent of Deloitte & Touche, an independent registered public accounting firm

23.2	-	Consent of Attride-Stirling & Woloniecki (included in Exhibit 5.1)

24	-	Powers of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Hamilton, Bermuda on the 5th day of September, 2008.

FLAGSTONE REINSURANCE HOLDINGS LIMITED

By:	/s/ David Brown
Name: David Brown
	Title:	Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.  Each person whose signature appears below constitutes and appoints Mark J. Byrne and David A. Brown, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission or any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above power of attorney have been signed below by the following persons in the capacities indicated on September 5, 2008.

Signature	Title

/s/ Mark J. Byrne
Mark J. Byrne /s/ David A. Brown	Executive Chairman and Director
David A. Brown	Chief Executive Officer (Principal Executive Officer) and Director
/s/ James O'Shaughnessy
James O’Shaughnessy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Gary Black
Gary Black /s/ Stephen Coley	Director
Stephen Coley /s/ Thomas Dickson	Director
Thomas Dickson /s/ Stewart Gross	Director
Stewart Gross	Director

/s/ E. Daniel James
	E. Daniel James /s/ Tony Knap	Director
	Tony Knap /s/ Marc Roston	Director
	Marc Roston /s/ Jan Spiering	Director
	Jan Spiering /s/ Wray T. Thorn	Director
	Wray T. Thorn /s/ Peter Watson	Director
	Peter Watson	Director
PUGLISI & ASSOCIATES
By:	/s/ Donald Puglisi
	Name: Donald Puglisi	Authorized Representative in the United States
Title: Managing Director

EXHIBIT INDEX

Exhibit Number		Description

5.1	-	Opinion of Attride-Stirling & Woloniecki

10.1	-
Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008)

10.2	-	Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan

23.1		Consent of Deloitte & Touche, an independent registered public accounting firm

23.2	-	Consent of Attride-Stirling & Woloniecki (included in Exhibit 5.1)

24	-	Powers of Attorney (included in the signature page of this Registration Statement)

5.1	-	Opinion of Attride-Stirling & Woloniecki